Filed Pursuant to Rule 424(b)(5)

Registration No. 333-254806

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 7, 2021)

1,947,368 Shares of Common Stock

Warrants to Purchase up to 973,684 Shares of Common Stock

We are offering 1,947,368 shares of our common stock, par value $0.0001 per share, and common stock purchase warrants (the “warrants”) to purchase up to 973,684 shares of common stock representing 50% of the shares of common stock purchased in this offering, as described in this prospectus supplement and the accompanying prospectus. Each share of common stock and accompanying warrant is being sold at a price of $1.90. The warrants will have an exercise price of $1.90 per share and will be exercisable immediately following closing for a period of five years. The warrants have an alternate cashless option (beginning on or after the earlier of (a) the thirty-day anniversary of the date of the purchase agreement and (b) the date on which the aggregate composite trading volume of our common stock following the public announcement of the pricing terms exceeds 13,600,000 shares), to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the warrant and (y) 1.0. This offering also relates to the shares of common stock issuable upon exercise of the warrants. The shares of common stock and the warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

The shares of common stock and warrants are being sold directly to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement dated February 23, 2023 and a placement agency agreement dated February 23, 2023.

Our common stock is listed on The Nasdaq Capital Market under the symbol “ORGS.” There is no established trading market for the warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any such warrants on any securities exchange or other national recognized trading system. Without an active trading market, the liquidity of the warrants will be limited. On February 22, 2023, the last reported sale price for our common stock on The Nasdaq Capital Market was $2.07 per share.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully review and consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described under “Risk Factors” on page [S-7] of this prospectus supplement, on page [4] of the accompanying prospectus, and under similar headings in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share and Related Warrant	Total
Offering price	$1.90	$3,699,999
Placement Agent fees	$0.13	$259,000
Proceeds to us, before expenses(1)	$1.77	$3,440,999

(1)	The above summary of offering proceeds does not give effect to any proceeds from the exercise of the warrants being issued in this offering.

Delivery of the shares of our common stock, together with accompanying warrants, is expected to be made on or about February 27, 2023, subject to customary closing conditions.

Sole Placement Agent

Joseph Gunnar & Co., LLC

The date of this prospectus supplement is February 23, 2023

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement was initially filed with the SEC on March 26, 2021, and was declared effective by the SEC on April 7, 2021. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The accompanying base prospectus provides general information about us and our securities, some of which may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy any securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have authorized for use in connection with this offering include all material information relating to this offering. We have not, and the placement agent has not, authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

All references in this prospectus supplement and the accompanying base prospectus to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on management’s own estimates, independent industry publications, government publications, reports by market research firms and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless the context indicates otherwise, in this prospectus supplement, “Orgenesis” and the “Company” and “we,” “us,” “our” and similar terms refers to Orgenesis Inc. and its subsidiaries.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and documents we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, from time to time we or our representatives have made or will make forward-looking statements in various other filings that we make with the SEC or in other documents, including press releases or other similar announcements. The forward-looking statements involve substantial risks and uncertainties. All statements, other than statements related to present facts or current conditions or of historical facts, contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, and projected costs, prospects, plans and objectives of management, are forward-looking statements. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout our SEC reports, and in particular those factors discussed under the heading “Risk Factors” in this prospectus supplement, the accompanying base prospectus, any related free writing prospectus and in the other documents incorporated herein by reference, as may be updated from time to time by our future filings under the Exchange Act.

You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus supplement are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus supplement and the accompanying base prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

Actual results may vary materially from the expectations contained herein due to various important factors, many of which are, and will be, amplified by the COVID-19 pandemic, including (but not limited to) the following:

Corporate and Financial

●	our ability to generate revenue from the commercialization of our point-of-care cell therapy (“POC”) to reach patients and to increase such revenues;
●	our ability to achieve profitability;
●	our ability to manage our research and development programs that are based on novel technologies;
●	our ability to grow the size and capabilities of our organization through further collaboration and strategic alliances to expand our point-of-care cell therapy business;
●	our ability to control key elements relating to the development and commercialization of therapeutic product candidates with third parties;
●	our ability to manage potential disruptions as a result of the continued impact of the coronavirus outbreak;
●	our ability to manage the growth of our company;
●	our ability to attract and retain key scientific or management personnel and to expand our management team;
●	the accuracy of estimates regarding expenses, future revenue, capital requirements, profitability, and needs for additional financing; and
●	our belief that our therapeutic related developments have competitive advantages and can compete favorably and profitably in the cell and gene therapy industry.

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Cell & Gene Therapy Business (“CGT”)

●	our ability to adequately fund and scale our various collaboration, license, partnership and joint venture agreements for the development of therapeutic products and technologies;
●	our ability to advance our therapeutic collaborations in terms of industrial development, clinical development, regulatory challenges, commercial partners and manufacturing availability;
●	our ability to implement our POC strategy in order to further develop and advance autologous therapies to reach patients;
●	expectations regarding our ability to obtain and maintain existing intellectual property protection for our technologies and therapies;
●	our ability to commercialize products in light of the intellectual property rights of others;
●	our ability to obtain funding necessary to start and complete such clinical trials;
●	our ability to further our CGT development projects, either directly or through our JV partner agreements, and to fulfill our obligations under such agreements;
●	our belief that our systems and therapies are as at least as safe and as effective as other options;
●	the outcome of certain legal proceedings that we become involved in;
●	our license agreements with other institutions;
●	expenditures not resulting in commercially successful products;
●	our dependence on the financial results of our POC business;
●	our ability to complete development, processing and then roll out Orgenesis Mobile Processing Units and Labs (“OMPULs”); and
●	our ability to grow our POC business and to develop additional joint venture relationships in order to produce demonstrable revenues.

Metalmark Investment Risks

●	our subsidiary Morgenesis LLC (“Morgenesis”) may not receive the future payments pursuant to the Unit Purchase Agreement with MM OS Holdings , L.P. (“MM”), an affiliate of Metalmark Capital Partners;
●	MM may force the sale of Morgenesis under certain conditions which may result in MM receiving a greater value than us and our shareholders;
●	MM may, under certain circumstances, assume control of the Board of Managers of our subsidiary, Morgenesis, which would result in our inability to control and direct the activities of such subsidiary;
●	MM has the right to buy our units in Morgenesis upon the occurrence of certain events, which could result in us not holding any equity in Morgenesis;
●	we may be forced to redeem all of the units of Morgenesis held by MM, which could require substantial cash outlay and would adversely affect our financial position; and
●	if MM opts to exchange its Morgenesis units for shares of our common stock, we could potentially issue up to 5,106,596 shares of our common stock to MM, which may result in significant dilution to our existing stockholders.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks identified under “Risk Factors” in this prospectus supplement, the accompanying base prospectus, our annual report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 30, 2022, and any additional risk factors identified in our periodic reports since the date of such report. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus supplement.

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PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement and the accompanying base prospectus and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying base prospectus, before making an investment decision.

Our Company

Overview

Orgenesis Inc., a Nevada corporation, is a global biotech company working to unlock the potential of cell and gene therapies (“CGTs”) in an affordable and accessible format.

CGTs can be centered on autologous (using the patient’s own cells) or allogenic (using master banked donor cells) and are part of a class of medicines referred to as advanced therapy medicinal products (“ATMPs”). We are mostly focused on autologous therapies that can be manufactured under processes and systems that are developed for each therapy using a closed and automated approach that is validated for compliant production near the patient for treatment of the patient at the point of care (“POCare”). This approach has the potential to overcome the limitations of traditional commercial manufacturing methods that do not translate well to commercial production of advanced therapies due to their cost prohibitive nature and complex logistics to deliver such treatments to patients (ultimately limiting the number of patients that can have access to, or can afford, these therapies).

Advanced Therapy Medicinal Products Overview

ATMP means one of any of the following medicinal products that are developed and commercialized for human use:

●	A somatic cell therapy medicinal product (“STMP”) that contains cells or tissues that have been manipulated to change their biological characteristics or cells or tissues not intended to be used for the same essential functions in the body.
●	A tissue engineered product (“TEP”) that contains cells or tissues that have been modified so that they can be used to repair, regenerate, or replace human tissue.
●	A gene therapy medicinal product (“GTMP”) that engineers genes that lead to a therapeutic, prophylactic, or diagnostic effect and, in many cases, work by inserting “recombinant” genes into the body, usually to treat a variety of diseases, including genetic disorders, cancer, or long-term diseases. In this case, a recombinant gene is a stretch of DNA that is created in the laboratory, bringing together DNA from different sources.

It is important to note that although STMPs and GTMPs currently dominate the market, in order to access the market potential and trends in the future, other cell products are likely to be essential in all of these categories.

We believe that autologous therapies represent a substantial segment of the ATMP market. Autologous therapies are produced from a patient’s own cells versus allogeneic therapies that are mass-cultivated from donor cells via the construction of master and working cell banks, are then produced on a large scale. Developers and manufacturers of ATMPs (both autologous and allogeneic) currently rely heavily on production using traditional centralized supply chains and manufacturing sites.

CGTs are costly and complex to produce. We also refer to CGTs as “living” drugs since they are based on maintaining the cells vitality. Therefore, there is no possibility to sterilize the products, since such a process involves killing any living organism. Many of these therapies require sourcing of the patient’s cells, engineering them in a sterile environment and then transplanting them back to the patient (so-called “autologous” CGT). This presents multiple logistic challenges as each patient requires its own production batch, and the current processes involve complex laboratory-based types of manipulations requiring highly trained lab technicians. We are leveraging a unique approach to therapy production using the POCare Platform to potentially overcome some of the development and supply chain challenges of affordably bringing CGT to patients.

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To achieve these goals, we have developed a collaborative worldwide network of research institutes and hospitals who are engaged in the POCare model (“POCare Network”), and a pipeline of licensed POCare advanced therapies that can be processed and produced under such closed and automated processes and systems (“POCare Therapies). We are developing our pipeline of advanced therapies and with the goal of entering into out-licensing agreements for these therapies.

We believe that for this industry to prosper it must be based on utilizing a standardized platform. Cellular therapies, though defined as drug products conceptually differ from other drug modalities. The way these drug products are produced is inherently different from producing existing drugs. They are based on reprogramming of cells sourced from the patient or from a donor. They are not composed of purchased chemical components such as typical pharmaceuticals, nor are they harvested in large quantities from genetically engineered cell lines and then sterilized such as typical biotech products. The drug product is based on the cells and as such are sometimes referred to as “living drugs” they are most cases produced per patient individually in a highly sterile and controlled environment, and their efficacy is optimized when administered a short time following production as fresh product.

To advance the execution of our goal of bringing such therapies to market we have designed and built the POCare platform; a scalable infrastructure of technology and services that ensures a central quality system, replicability and standardization of infrastructure and equipment, and centralized monitoring and data management. The platform is constructed on POCare centers that serve as hubs that implement locally the POCare quality system, Good Manufacturing Practices (“GMP”), training procedures, quality control testing’s, in-coming supply of materials and oversee the actual production in the Orgenesis Mobile Processing Units & Labs (“OMPULs”). The POCare platform is operated by an Orgenesis subsidiary Morgenesis (see below). This platform is utilized by other parties, such as biotech companies and hospitals for the supply of their products. Morgenesis services include adapting the process to the platform and supplying the products (“POCare Services”). These are services for third party companies and for CGT’s that are not necessarily based on Orgenesis POCare Therapies. Morgenesis is a revenue generating activity that enables growth and expansion of the platform as the need for these unique therapies grows.

POCare Services

The POCare Services that we and our affiliated entities perform include:

●	Process development of therapies, process adaptation, and optimization inside the OMPULs: “OMPULization”;

●	Adaptation of automation and closed systems to serviced therapies;

●	Incorporation of the serviced therapies compliant with GMP in the OMPULs that we designed and built;

●	Tech transfers and training of local teams for the serviced therapies at the POCare centers;

●	Processing and supply of the therapies and required supplies under GMP conditions within our POCare Network, including required quality control testing; and

●	Contract Research Organization (“CRO”) services for clinical trials.

The POCare Services are performed in decentralized hubs that provide harmonized and standardized services to customers (“POCare Centers”). We are working to expand the number and scope of our POCare Centers. We believe that this provides an efficient and scalable pathway for CGT therapies to reach patients rapidly at lowered costs. Our POCare Services are designed to allow rapid capacity expansion while integrating new technologies to bring together patients, doctors and industry partners with a goal of achieving standardized, regulated clinical development and production of therapies.

Our principal executive offices are located at 20271 Goldenrod Lane, Germantown, MD 20876, and our telephone number is (480) 659-6404. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports are available free of charge though our website (http://www.orgenesis.com) as soon as practicable after such material is electronically filed with, or furnished to, the SEC. Except as otherwise stated in these documents, the information contained on our website or available by hyperlink from our website does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

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The Offering

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying base prospectus. For a more complete description of the terms of our common stock, see “Description of Capital Stock” in the accompanying base prospectus.

Common stock offered by us	1,947,368 shares of our common stock. Each share is being sold with an accompanying warrant to purchase common stock as described below.

Warrants offered by us	Warrants to purchase up to 973,684 shares of common stock representing 50% of the shares of common stock purchased in this offering. Each warrant will have an exercise price of $1.90 per share and will expire five years from the original issuance date. The shares of common stock and these warrants are immediately separable and will be issued separately but will be purchased together in this offering. The warrants have an alternate cashless exercise option (beginning on or after the earlier of (a) the thirty-day anniversary of the date of the purchase agreement and (b) the date on which the aggregate composite trading volume of our common stock following the public announcement of the pricing terms exceeds 13,600,000 shares), to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the warrant and (y) 1.0. This prospectus supplement and the accompanying base prospectus also relate to the offering of the common shares issuable upon exercise of the warrants.

Offering price	$1.90 per share of common stock and accompanying warrant to purchase common stock.

Common stock to be outstanding immediately after this offering	27,493,123 shares.

Use of proceeds	We estimate that our net proceeds from this offering will be approximately $3.2 million, after deducting the placement agent fees and the estimated offering expenses payable by us. We intend to use the net proceeds of this offering for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	Investing in our securities involves a high degree of risk. You should carefully consider the information under “Risk Factors” on page [S-7] of this prospectus supplement and the accompanying base prospectus and the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	ORGS

The number of shares of our common stock expected to be outstanding immediately after this offering is based on 25,545,755 shares of common stock outstanding as of February 22, 2023, and excludes as of that date the following:

●	3,539,390 shares of our common stock issuable upon the exercise of stock options outstanding as of February 22, 2023, at a weighted-average exercise price of $4.275 per share;

●	4,695,150 shares of our common stock issuable upon the exercise of warrants outstanding as of February 22, 2023, at a weighted-average exercise price of $ 3.93 per share;

●	10,931,015 shares of common stock issuable upon conversion of principal and accrued interest underlying outstanding convertible loans assuming a weighted-average conversion price of $ 2.557 per share, assuming a conversion date of February 22, 2023;

●	463,414 shares of common stock available for future issuance under our 2017 Equity Incentive Plan as of February 22, 2023; and

●	161,974 shares of common stock available for future issuance under our Global Share Incentive Plan (2012) as of February 22, 2023.

Unless otherwise stated or the context requires otherwise, all information in this prospectus supplement assumes no issuances or exercises of any other outstanding shares, options or warrants after February 22, 2023.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our common stock, you should read and consider carefully the following risk factors, as well as the risks described under the section captioned “Risk Factors” in the accompanying base prospectus, our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 30, 2022, and any subsequent updates in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated herein by reference, and as updated by any other document that we subsequently file with the SEC and that is incorporated by reference into this prospectus supplement and the accompanying base prospectus, before investing in our securities. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. There may be additional risks that we do not presently know of or that we currently believe are immaterial, which could also impair our business and financial position. If any of the events described below were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected and the market price of our common stock could decline. As a result, you could lose some or all of any investment you may make in our common stock.

Risks Related to this Offering and Our Common Stock

This is a best efforts offering, no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to fund our expected capital needs. Thus, we may not raise the amount of capital we believe is required for our operations and may need to raise additional funds, which may not be available or available on terms acceptable to us.

The market price for our common stock has experienced significant price and volume volatility and is likely to continue to experience significant volatility in the future, which may cause the value of any investment in our common stock to decline.

Our stock price and the stock prices of companies similar to Orgenesis have been highly volatile. In addition, stock markets generally have recently experienced volatility. Our stock price has experienced significant price and volume volatility for the past year, and our stock price is likely to experience significant volatility in the future. The price of our common stock may decline and the value of any investment in our common stock may be reduced regardless of our performance. Further, the daily trading volume of our common stock has historically been relatively low. As a result of the historically low volume, our shareholders may be unable to sell significant quantities of common stock in the public trading markets without a significant reduction in the price of our common shares. The trading price of our common stock may be influenced by factors beyond our control, such as the volatility of the financial markets in general, including in reaction to the ongoing COVID-19 pandemic, geopolitical conflicts such as the Russian invasion of Ukraine, uncertainty surrounding the U.S. economy, conditions and trends in the markets we serve, changes in the estimation of the future size and growth rate of our markets, publication of research reports and recommendations by financial analysts relating to our business, the business of our competitors or the EV industry, changes in market valuation or earnings of our competitors, sales of our common stock by our principal shareholders, and the trading volume of our common stock. The historical market prices of our common stock may not be indicative of future market prices and we may be unable to sustain or increase the value of our common stock. Further, we have historically used equity incentive compensation as part of our overall compensation arrangements. The effectiveness of equity incentive compensation in retaining key employees may be adversely impacted by volatility in our stock price. Significant declines in our stock price may also interfere with our ability, if needed, to raise additional funds through equity financing or to finance strategic transactions with our stock.

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Any inability or perceived inability of investors to realize a gain on an investment in our common stock could have an adverse effect on our business, financial condition and results of operations by potentially limiting our ability to attract and retain qualified employees and to raise capital. In addition, there may be increased risk of securities litigation following periods of fluctuations in our stock price. Securities class action lawsuits are often brought against companies after periods of volatility in the market price of their securities. These and other consequences of volatility in our stock price which could be exacerbated by macroeconomic conditions that affect the market generally, or our industries in particular, could have the effect of diverting management’s attention and could materially harm our business.

There may be future sales of our common stock, which could adversely affect the market price of our common stock and dilute the value of the common stock you purchase.

The exercise of any options granted to executive officers and other employees under our equity compensation plans, the settlement of our outstanding restricted stock units, the exercise of outstanding warrants and other issuances of our common stock could have an adverse effect on the market price of the shares of our common stock. Other than the restrictions set forth in the section titled “Plan of Distribution,” we are not restricted from issuing additional shares of common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive shares of common stock, provided that we are subject to the requirements of The Nasdaq Capital Market. Sales of a substantial number of shares of our common stock in the public market or the perception that such sales might occur could materially adversely affect the market price of the shares of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Accordingly, our shareholders bear the risk that our future offerings will reduce the market price of our common stock and dilute their stock holdings in us.

A large number of shares of common stock issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

We are offering a significant number of shares of our common stock relative to the amount of our common stock currently outstanding. Additionally, a large number of shares of common stock issued in this offering may be sold in the public market following this offering, which may depress the market price of our common stock. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares of common stock. The common stock issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

If securities or industry research analysts cease publishing research or reports about our business or if they issue unfavorable commentary or downgrade our common stock, the market price of our securities and trading volume could decline.

The trading market for our securities relies in part on the research and reports that securities and industry analysists publish about us, our industry and our business. We do not have any control over these analysts. The market price of our securities and trading volumes could decline if one or more securities or industry analysts downgrade our securities, issue unfavorable commentary about us, our industry or our business, cease to cover our company or fail to regularly publish reports about us, our industry or our business.

An active trading market for our common stock may not develop or be sustained.

Although our common stock is currently traded on The Nasdaq Capital Market, an active trading market for our common stock may not be maintained. If an active market for our common stock is not maintained, it may be difficult for shareholders to sell shares of our common stock. An inactive trading market may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

S-8

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page [S-13] for a description of our proposed use of proceeds from this offering.

We have never paid cash dividends on its capital stock, and we do not anticipate paying dividends in the foreseeable future.

We have never paid cash dividends on any of our capital stock and we currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that the board may deem relevant. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future.

Risks Related to Our Warrants

We are unlikely to receive any proceeds from the exercise of the warrants sold in this offering.

The warrants to be sold in this offering have an alternate cashless exercise option (beginning on or after the earlier of (a) the thirty-day anniversary of the date of the purchase agreement and (b) the date on which the aggregate composite trading volume of our common stock following the public announcement of the pricing terms exceeds 13,600,000 shares), to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the warrant and (y) 1.0. Such cashless exercise provision will likely result in the issuance of an aggregate of 973,684 shares of common stock pursuant to the terms of the warrants without us receiving the payment of any exercise price in cash.

Issuance of our common stock upon exercise of securities may depress the price of our common stock.

Upon consummation of this offering, we will have 27,493,123 shares of common stock issued and outstanding; 3,539,390 shares of our common stock issuable upon the exercise of stock options outstanding as of February 22, 2023, at a weighted-average exercise price of $4.275 per share; 4,695,150 shares of our common stock issuable upon the exercise of warrants outstanding as of February 22, 2023, at a weighted-average exercise price of $ 3.93 per share; 10,931,015 shares of common stock issuable upon conversion of principal and accrued interest underlying outstanding convertible loans assuming a weighted-average conversion price of $ 2.557 per share, assuming a conversion date of February 22, 2023; 463,414 shares of common stock available for future issuance under our 2017 Equity Incentive Plan as of February 22, 2023; and 161,974 shares of common stock available for future issuance under our Global Share Incentive Plan (2012) as of February 22, 2023; and warrants issued in this offering to purchase 973,684 shares of common stock at an exercise price of $1.90 per share. All warrants and stock options are convertible, or exercisable into, one share of common stock. The issuance of shares of our common stock upon the exercise of outstanding convertible securities could result in substantial dilution to our shareholders, which may have a negative effect on the price of our common stock.

There is no public market for the warrants being offered by us in this offering.

There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the warrants will be limited.

Holders of the warrants offered hereby will have no rights as shareholders with respect to shares of common stock underlying the warrants until such holders exercise their warrants and acquire our common shares, except as otherwise provided in the warrants.

Until holders of the warrants acquire our shares of common stock upon exercise (including the alternate cashless exercise) thereof, such holders will have no rights with respect to the shares of common stock underlying such warrants, except to the extent that holders of such warrants will have certain limited rights to participate in distributions or dividends paid on our shares of common stock as set forth in the warrants. Upon exercise of the warrants, the holders will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

S-9

Risks Related to the Metalmark Investment

Morgenesis may not receive the future payments pursuant to the Unit Purchase Agreement with MM OS Holdings, L.P. (“MM”), an affiliate of Metalmark Capital Partners.

The Unit Purchase Agreement between us and MM (the “UPA”) requires MM to make up to two additional payments to Morgenesis if certain specified Net Revenue targets (as defined in the Unit Purchase Agreement) are satisfied by Morgenesis during each of years 2022 and 2023, as described in more detail below. For each of those fiscal years in which such specified Net Revenue targets are satisfied by Morgenesis, MM will be obligated to pay an additional $10 million to Morgenesis shortly after the end of that fiscal year.

If (a) Morgenesis and its subsidiaries generate Net Revenue (as defined in the UPA) equal to or greater than $30,000,000 during the twelve month period ending December 31, 2022 (the “First Milestone”) and/or equal to or greater than $50,000,000 during the twelve month period ending December 31 2023 (the “Second Milestone”), and (b) our shareholders approve the LLC Agreement Terms (as defined below under “Principal Terms of the LLC Agreement”) on the earlier of (x) the date that is seven (7) months following the initial closing date and (y) the date of our 2023 annual meeting of shareholders (such Orgenesis stockholder approval hereafter being the “Orgenesis Stockholder Approval” and such Orgenesis Stockholder Approval deadline hereafter being the “Stockholder Approval Deadline”), in accordance with applicable law and in a manner that will ensure that MM is able to exercise its rights under the LLC Agreement (as defined below) without any further action or approval by MM, then MM will pay up to $10,000,000 in cash in exchange for 1,000,000 additional Class A Units if the First Milestone is achieved and $10,000,000 in cash in exchange for 1,000,000 Class B Units Preferred Units of Morgenesis (the “Class B Units”) if the Second Milestone is achieved. Notwithstanding the foregoing, if the First Milestone is not achieved, but Morgenesis and its subsidiaries generate Net Revenue equal or greater to $13,000,000 for the three months ending March 31, 2023, then MM shall make the first $10,000,000 future investment for 1,000,000 Class A Units described above. In the event we fail to obtain Orgenesis Stockholder Approval by the Stockholder Approval Deadline, we will not be entitled to receive (but MM may, in its sole discretion, elect to make) the first $10,000,000 future investment or the second future $10,000,000 investment. In addition, at any time until the consummation of a Company IPO or Change of Control (in each case, as defined in the LLC Agreement), MM may, in its sole discretion, elect to invest up to an additional $60,000,000 in Morgenesis (any such investment, an “Optional Investment”) in exchange for certain Class C Preferred Units of Morgenesis (the “Class C Units” and, together with the Class A Units and the Class B Units, the “Preferred Units”). $10,000,000 of such Optional Investment shall be to purchase Class C-1 Preferred Units based on an enterprise value of $125,000,000, with such enterprise value adjusted by any net debt as of such time; $25,000,000 of Optional Investment shall be to purchase Class C-2 Preferred Units based on an enterprise value of $156,250,000, with such enterprise value adjusted by any net debt as of such time; and $25,000,000 of Optional Investment shall be to purchase Class C-3 Preferred Units based on an enterprise value of $250,000,000, with such enterprise value adjusted by any net debt as of such time. Further, if, during the twelve month period ending on December 31, 2023, Morgenesis and its subsidiaries generate (i) Net Revenue (as defined in the UPA) equal to or greater than $70,000,000, (ii) Gross Profit (as defined in the UPA) equal to or greater than $35,000,000 and (iii) EBITDA (as defined in the UPA) equal to or greater than $10,000,000, then MM shall make (or cause to be made) a one-time cash payment of $10,000,000 to the Company upon such payment becoming final and binding pursuant to the UPA (the “Earnout Payment”).

Accordingly, if our stockholders do not approve the LLC Agreement Terms and do not meet the applicable Net Revenue, Gross Profit or EBITDA targets, Morgenesis will not be eligible to receive the future payments from MM. Further, MM may choose not to make any of the Optional Investments. In addition,,under certain circumstances, MM will obtain the right to put to us (or, at our discretion, to Morgenesis if Morgenesis shall then have the funds available to consummate the transaction) its shares in Morgenesis.

S-10

MM may force the sale of Morgenesis under certain conditions which may result in MM receiving a greater value than us and our shareholders.

At any time following the earliest to occur of (x) prior to the two year anniversary of the initial closing date under the UPA (the “Initial Two Year Period”) or a Material Governance Event (as defined in the LLC Agreement), if MM and we approve a sale of Morgenesis or (y) (i) after the Initial Two Year Period or (ii) after the occurrence of a Material Governance Event, if MM or the Morgenesis Board by Supermajority Vote (as defined in the LLC Agreement) approves a Sale of Morgenesis (an “Approved Sale”), then, subject to notice, MM or Morgenesis can require the members of Morgenesis to sell their units in Morgenesis (the “Drag Along Rights”) to the purchaser in the Approved Sale. Notwithstanding the foregoing, we are entitled to advise Morgenesis and the Morgenesis Board of our election to be a potential acquiror of Morgenesis. Notwithstanding the foregoing, if MM falls below 50% of its initial holdings in Morgenesis as specified above, then it is no longer entitled to exercise the Drag Along Right. Notwithstanding the foregoing, prior to the three-year anniversary of the initial closing date (the “Initial Three Year Period”), MM and Morgenesis will not be entitled to exercise the Drag Along Right unless the valuation of Morgenesis reflected in the sale is equal to or greater than $300,000,000. If we breach our obligation to effectuate an Approved Sale or otherwise the failure of an Approved Sale to be consummated is primarily attributable to our or our affiliates, then (i) the Morgenesis Board shall be appointed as follows: (a) one manager shall be appointed by us, (b) the Industry Expert Manager shall be appointed by MM and (c) three Managers shall be appointed by MM and (ii) MM will have the option to convert all of its Preferred Units into such number of Common Units (as defined below) that represents (on a post-conversion basis) the Applicable Percentage (as defined in the LLC Agreement) of all of the outstanding Common Units (including any Common Units to be issued to MM pursuant to this provision).

While we have the right of first refusal with respect to acquiring Morgenesis in its entirety, if MM elects to exercise such a right and if we are not in the position to acquire Morgenesis, MM may cause the sale of Morgenesis to any third party on terms MM approves on an arm’s length basis pursuant to the Drag Along Right, subject to the conditions set forth above. If this occurs, we are contractually obligated to approve such a sale and execute any documents as required by MM. Based on this, there may be a situation where MM approves a sale that is more valuable or beneficial to MM than to our company and our shareholders, and we will not be able to prevent such a transaction. A sale of Morgenesis would have impacts to our POCare services business as conducted through Morgenesis and to our overall value as a whole.

MM may, under certain circumstances, assume control of the Board of Managers of our subsidiary, Morgenesis, which would result in our inability to control and direct the activities of such subsidiary.

The initial board of managers of Morgenesis (the “Morgenesis Board”) is comprised of five (5) managers, three (3) of which were appointed by us, of which one must be an industry expert and will require prior reasonable consultation with MM, and two (2) by MM. If the equity holdings of each of us and MM fall below 25% of their initial holdings in Morgenesis as specified above, each will be entitled to appoint one less manager.

If (i) at any time there is a Material Underperformance Event (as defined in the LLC Agreement), (ii) at any time there is a Material Governance Event, (iii) Morgenesis does not pay in full the aggregate Redemption Price (as defined in the LLC Agreement) to redeem on any Redemption Date (as defined in the LLC Agreement) all Preferred Units to be redeemed on such Redemption Date, (iv) Morgenesis or Orgenesis does not pay in full the aggregate price of the Put Option (as defined in the LLC Agreement), or (v) Orgenesis breaches its obligation to effectuate an Approved Sale (as defined below) or otherwise the failure of an Approved Sale to be consummated is primarily attributable to us or our affiliates, then the Morgenesis Board shall be appointed as follows: (a) one manager shall be appointed by us, (b) the Industry Expert Manager shall be appointed by MM and (c) three Managers shall be appointed by MM.

If this were to occur, MM would control the Board of Directors of Morgenesis and will be entitled to direct its activities and approve any transactions of Morgenesis, even if such transactions provide greater value to MM than they do to us and our shareholders. This lack of control could significantly impact our POCare service activities as conducted through Morgenesis and to our overall value as a whole.

S-11

MM has the right to buy our units in Morgenesis upon the occurrence of certain events, which could result in us not holding any equity in Morgenesis.

Upon the occurrence of either (i) a Material Governance Event or (ii) failure of our shareholders to approve the Specified Agreement Terms (as defined in the LLC Agreement) by the Stockholder Approval Deadline, MM is entitled, at its option, to put to us (or, at our discretion, to Morgenesis if we or Morgenesis shall then have the funds available to consummate the transaction) its units or, alternatively, purchase from us its units (such purchase right, being the “MM Call Option”). The purchase price for units of MM or us in Morgenesis under either the put right or the MM Call Option shall be equal to the fair market value of such units as determined by a nationally recognized independent accounting firm selected by MM in its sole discretion; provided, however, that in no event shall the Put Price with respect to Preferred Units be less than $10.00 per Class A Preferred Unit plus the Class A PIK Yield (as defined below) (the “Class A Preferred Unit Original Issue Price”), $10.00 per Class B Preferred Unit plus the Class B PIK Yield (as defined below) (the “Class B Preferred Unit Original Issue Price”) or the applicable price per Class C Preferred Unit as set forth in the LLC Agreement (the “Class C Preferred Unit Original Issue Price”), as applicable, to each Preferred Unit. In the event MM does exercise its right following the occurrence of any such event, we shall cease to be an equity owner of Morgenesis and will no longer derive any benefits from this subsidiary or its activities. This would also affect the POCare activities being conducted by us through Morgenesis and our overall value as a whole.

We may be forced to redeem all of the units of Morgenesis held by MM, which could require substantial cash outlay and would adversely affect our financial position.

Each holder of Preferred Units has the right to require Morgenesis to redeem its Preferred Units if holders of at least 50% of the then outstanding Preferred Units deliver written notice to Morgenesis (the “Redemption Request”) at any time after (i) the earlier of either (x) November 4, 2027 and (y) the failure to obtain the Orgenesis Stockholder Approval of the LLC Agreement Terms by the Stockholder Approval Deadline, and (ii) receipt by Morgenesis of an offer for a Change of Control from a third party purchaser that is not an affiliate of any unitholder at a valuation of no less than $300,000,000 which Morgenesis has not accepted and completed (the “Proposed Sale”). In the event a Redemption Request is delivered at any time following November 4, 2027, the price per Preferred Unit at which Morgenesis will redeem Preferred Units (the “Redemption Price”) will be equal to the applicable Preferred Liquidation Preference Amount (as defined in the LLC Agreement) determined as if a Deemed Liquidation Event (as defined in the LLC Agreement) had occurred on the date the Redemption Request is delivered and as determined by a nationally recognized independent accounting firm selected by MM in its sole discretion. In the event that a Redemption Request is delivered in connection with the failure to obtain the Orgenesis Stockholder Approval of the LLC Agreement Terms by the Stockholder Approval Deadline, the Redemption Price will be equal to the applicable Preferred Liquidation Preference Amount that would have been paid for each Preferred Unit (based on the applicable class of Preferred Unit) if the Proposed Sale had been completed.

Any such redemption would require us to expend substantial cash resources and could have a material adverse affect on our financial position. In addition, our cash reserves at the time of such redemption may be insufficient to satisfy such redemption, in which case we may not be able to continue as a going concern if we are unable to support our operations or cannot otherwise raise the necessary funds to support our operations.

If MM opts to exchange its Morgenesis units for shares of our common stock, we could potentially issue up to 5,106,596 shares of our common stock to MM, which may result in significant dilution to our existing stockholders.

The LLC Agreement provides that MM is entitled, at any time, to convert its units in Morgenesis for our common stock (such exchange option being the “Stock Exchange Option”). Under the Stock Exchange Option, MM is entitled, at any time prior to July 1, 2025, to exchange its units in Morgenesis for our common stock (the “MM Exchange Right”). The amount of shares of common stock to be received by MM upon exercise of the MM Exchange Right shall be equal to (i) the fair market value of MM’s units to be exchanged, as determined by a nationally recognized independent accounting firm in the United States with experience in performing valuation services selected by MM and us, divided by (ii) the average closing price per share of our common stock during the 30-day period ending on the date on which MM provides an exchange notice to us (the “Exchange Price”); provided, that in no event shall (A) the Exchange Price be less than a price per share that would result in us having an enterprise value of less than $200,000,000 and (B) the maximum number of shares of our common stock to be issued pursuant to the MM Exchange Right exceed 5,106,596 shares of our common stock. If MM opts to exchange its Morgenesis units for shares of our common stock, we could potentially issue up to 5,106,596 shares of our common stock to MM. The common stock issuable to MM upon exchange of the Morgenesis units for our common stock could have a depressive effect on the market price of our common stock by increasing the number of shares of common stock outstanding and the proportionate voting power of the existing stockholders may be significantly diluted.

S-12

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $3.2 million from the sale of the securities by us in this offering, after deducting the placement agent fees and estimated offering expenses payable by us, and excluding the proceeds, if any, received from the exercise of warrants issued in this offering.

We intend to use the net proceeds from this offering, including any net proceeds from the exercise of warrants issued in this offering, together with our existing cash and cash equivalents, for working capital and general corporate purposes, including our therapy related activities. We have not yet determined the amount of net proceeds to be used specifically for any particular purpose or the timing of these expenditures. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

Pending the use of the net proceeds from this offering, we intend to invest the net proceeds in investment-grade, interest-bearing instruments, certificates of deposit or direct or guaranteed obligations of the U.S.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain earnings, if any, to finance the growth and development of our business. We do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, provisions of applicable law, and other factors the board of directors deems relevant.

S-13

DILUTION

Dilution in net tangible book value per share to new investors is the amount by which the effective offering price per share paid by the purchasers of the shares and accompanying warrants sold in this offering exceeds the as adjusted net tangible book value per share of common stock after giving effect to the offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of September 30, 2022.

Our net tangible book value at September 30, 2022 was approximately $11.8 million, or $0.46 per share. After giving effect to the issuance and sale of 1,947,368 shares of our common stock and accompanying warrants to purchase 973,684 shares of common stock in this offering at an offering price of $1.90 per share and accompanying warrants, and after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2022 would have been approximately $15.0 million, or $0.55 per share of common stock. This represents an immediate increase in the net tangible book value of $0.09 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.35 per share to new investors. The following table illustrates this per share dilution:

Offering price per share and accompanying warrants		$1.90
Net tangible book value per share as of September 30, 2022	$0.46
Increase in net tangible book value per share attributable to this offering	$0.09
As adjusted net tangible book value per share as of September 30, 2022, after giving effect to this offering		$0.55
Dilution per share to new investors purchasing securities in this offering		$1.35

The discussion and table above assume no exercise of the warrants sold in this offering.

The foregoing tables and calculations (other than historical net tangible book value) are based on 25,545,755 shares of common stock outstanding as of September 30, 2022, and excludes:

●	3,539,390 shares of our common stock issuable upon the exercise of stock options outstanding as of February 22, 2023, at a weighted-average exercise price of $4.275 per share;

●	4,695,150 shares of our common stock issuable upon the exercise of warrants outstanding as of February 22, 2023, at a weighted-average exercise price of $ 3.93 per share;

●	10,931,015 shares of common stock issuable upon conversion of principal and accrued interest underlying outstanding convertible loans assuming a weighted-average conversion price of $ 2.557 per share, assuming a conversion date of February 22, 2023;

●	463,414 shares of common stock available for future issuance under our 2017 Equity Incentive Plan as of February 22, 2023; and

●	161,974 shares of common stock available for future issuance under our Global Share Incentive Plan (2012) as of February 22, 2023.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or conversion of the outstanding options, convertible loans or warrants described above. To the extent that any of these outstanding options, warrants, or convertible loans are exercised or converted at prices per share below the effective offering price per share in this offering or we issue additional shares under our equity incentive plans at prices below the effective offering price per share in this offering, there will be further dilution to new investors.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-14

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 1,947,368 shares of our common stock and accompanying warrants to purchase 973,684 shares of our common stock. We are also registering the shares of common stock issuable from time to time upon exercise of the warrants offered hereby.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described in the section entitled “Description of Capital Stock” beginning on page 7 of the accompanying prospectus and the Description of Securities included as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 30, 2022.

Warrants

In this offering, we are offering common stock purchase warrants to purchase 973,684 shares of our common stock. The following description is subject in all respects to the provisions contained in the form of warrant. You should review a copy of the form of warrant, which will be filed as an exhibit to our Current Report on Form 8-K being filed with the SEC in connection with this offering, for a complete description of the terms and conditions of the warrants.

The warrants will be issued as individual warrant agreements with the holders. The warrants will be exercisable immediately after closing for a period of five years at an exercise price of $1.90 per share. The warrants have an alternate cashless exercise option (beginning on or after the earlier of (a) the thirty-day anniversary of the date of the purchase agreement and (b) the date on which the aggregate composite trading volume of our common stock following the public announcement of the pricing terms exceeds 13,600,000 shares), to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the warrant and (y) 1.0.

The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If there is no registration statement registering, or the prospectus contained therein is not available for the issuance of the shares underlying the warrants, as an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of issuing fractional shares, we will pay the holder a cash adjustment in respect of such fraction in an amount equal to the fraction multiplied by the exercise price of the warrant or round up to the next whole share.

The exercise price per whole share of our common stock purchasable upon the exercise of the warrants is $1.90 per share of common stock. The exercise price of the warrants is subject to adjustment from time to time in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions for no consideration of assets, including cash, stock or other property, to all of our shareholders.

A holder will not have the right to exercise any portion of the warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise.

We do not plan on applying to list the warrants on The Nasdaq Capital Market or any other national securities exchange or any other nationally recognized trading system.

Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

In the event of a fundamental transaction, as defined in the warrants and generally including, without limitation, any reclassification of our common stock into other securities, cash or property, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition by any person or group, whether in a tender offer, exchange offer, stock purchase agreement, or other business combination, of more than 50% of the voting power of our capital stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the same amount and kind of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

S-15

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, dated February 23, 2023, we have engaged Joseph Gunnar & Co., LLC to act as our exclusive placement agent, on a reasonable best efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The placement agency agreement does not give rise to any commitment by the placement agent to purchase any of securities, and the placement agent will have no authority to bind us by virtue of the placement agency agreement. The placement agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities but will assist us in this offering on a reasonable best efforts basis. The placement agent may engage sub-agents or selected dealers to assist with the offering.

On February 23, 2023, we entered into a securities purchase agreement directly with the investors in connection with this offering for the sale of an aggregate of 1,947,368 shares of common stock, together with warrants to purchase an aggregate of 973,684 shares of common stock at an aggregate offering price per share and accompanying warrant of $1.90, pursuant to this prospectus supplement and the accompanying prospectus.

We expect that delivery of the shares of our common stock, together with accompanying warrants, will be made on or about February 27, 2023, subject to customary closing conditions.

Fees and Expenses

We have agreed to pay to the placement agent a cash fee equal to 7% of the aggregate gross proceeds raised in this offering. The following table shows the total placement agent cash fees we will pay in connection with the sale of the securities in this offering.

	Per Share and Accompanying Warrant	Total
Placement Agent Fees	$0.13	$259,000

We estimate the total expenses payable by us for this offering, excluding placement agent fees, to be approximately $200,000, which amount includes the reimbursement of legal and out-of-pocket expenses up of the placement agent up to $100,000.

Nasdaq Capital Market Listing

Our stock is currently traded on the Nasdaq Capital Market under the symbol “ORGS”. On February 22, 2023, the last reported sale price of our common stock was $2.07 per share. We do not plan to list the warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

S-16

Other Relationships

From time to time, the placement agent may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. Except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any services.

Lock-Up Agreement

We have agreed with the investors, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock or file any registration statement or amendment or supplement thereto, other than this prospectus or filing a registration statement on Form S-8 in connection with any employee benefit plan, for a period of 90 days following the initial closing date.

Electronic Distribution

This prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference in electronic format may be made available on the websites maintained by the placement agent. The placement agent may distribute prospectuses electronically. The placement agent may agree to allocate a number of shares of common stock for sale to its online brokerage account holders.

Other than this prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference in electronic format, information contained in any website maintained by the placement agent is not part of this prospectus supplement, the accompanying base prospectus or the documents incorporated herein and therein by reference, has not been endorsed by us and should not be relied on by investors in deciding whether to purchase common stock. The placement agent is not responsible for information contained in websites that they do not maintain.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., New York, New York. Certain matters of corporate law will be passed upon for us by Pearl Cohen Zedek Latzer Baratz LLP. Ellenoff, Grossman & Schole LLP, New York, New York, is acting as counsel for the placement agent in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock we are offering under this prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. You can review and copy these documents, without charge, on the SEC’s website. The address of the SEC’s website is www.sec.gov. Additionally, you may access our filings with the SEC through our website at www.orgenesis.com. The reference to our website is intended to be an inactive textual reference only. The information on our website is not part of this prospectus supplement, the accompanying prospectus or any related free writing prospectus and you should not consider information on or accessible through our website to be part of this prospectus supplement or the accompanying prospectus.

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Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus supplement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we terminate the offering of these securities (other than information deemed furnished pursuant to Items 2.02 and 7.01 of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (filed on March 30, 2022);
●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on November 1, 2022;
●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022 (filed on May 23, 2022), for the quarter ended June 30, 2022 (filed on August 15, 2022), and for the quarter ended September 30, 2022 (filed on November 10, 2022);

●	our Current Report on Form 8-K filed on April 5, 2022, April 25, 2022, May 16, 2022, May 17, 2022, May 23, 2022, July, 15, 2022, July 20, 2022, August 17, 2022, October 27, 2022, November 7, 2022, December 19, 2022, December 19, 2022, January 13, 2023, January 18, 2023 and February 24, 2023; and

●	the description of our Common Stock which is filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021, including all amendments or reports filed for the purpose of updating such description.

To the extent that any statement in this prospectus supplement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus supplement, the statement in this prospectus supplement shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement or the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following:

Orgenesis Inc.

20271 Goldenrod Lane

Germantown, MD 20876

Attention: Corporate Secretary

Tel: (480) 659-6404

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we nor the placement agent or agents have authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

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PROSPECTUS

ORGENESIS INC.

$100,000,000

COMMON STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon conversion of or exchange for the debt securities; common stock or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market, under the symbol “ORGS.” On April 7, 2021, the last reported sale price of our common stock on The Nasdaq Capital Market was $5.36 per share.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 7, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context indicates otherwise, all references in this registration statement to “Orgenesis,” the “Company,” “we,” “us” and “our” refer to Orgenesis Inc.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

We are a global biotech company working to unlock the potential of cell and gene therapies in an affordable and accessible format (“CGTs”).

CGTs can be centered on autologous (using the patient’s own cells) or allogenic (using master banked donor cells) and are part of a class of medicines referred to as advanced therapy medicinal products (ATMPs). We mostly focus on autologous therapies, with processes and systems that are developed for each therapy using a closed and automated processing system approach that is validated for compliant production near the patient at their point of care for treatment of the patient. This approach has the potential to overcome the limitations of traditional commercial manufacturing methods that do not translate well to commercial production of advanced therapies due to their cost prohibitive nature and complex logistics to deliver the treatments to patients (ultimately limiting the number of patients that can have access to, or can afford, these therapies).

To achieve these goals, we have developed a Point of Care Platform comprised of three enabling components: a pipeline of licensed POCare Therapies that are designed to be processed and produced in closed, automated POCare Technology systems across a collaborative POCare Network. Via a combination of science, technology, engineering, and networking, we are working to provide a more efficient and scalable pathway for advanced therapies to reach patients more rapidly at lowered costs. We also draw on extensive medical expertise to identify promising new autologous therapies to leverage within the POCare Platform either via ownership or licensing.

The POCare Network brings together patients, doctors, industry partners, research institutes and hospitals worldwide with a goal of achieving harmonized, regulated clinical development and production of the therapies.

Recent Developments

On April 7, 2020, we entered into an Asset Purchase Agreement (the “Tamir Purchase Agreement”) with Tamir Biotechnology, Inc. (“Tamir” or “Seller”), pursuant to which we agreed to acquire certain assets and liabilities of Tamir related to the discovery, development and testing of therapeutic products for the treatment of diseases and conditions in humans, including all rights to ranpirnase and use for antiviral therapy (collectively, the “Purchased Assets and Assumed Liabilities” and such acquisition, the “Tamir Transaction”). The Tamir Transaction closed on April 23, 2020. We paid $2.5 million in cash and issued an aggregate of 3,400,000 shares (the “Shares”) of our common stock to Tamir resulting in a total consideration of $20.2 million. In November 2020, we filed a registration statement on Form S-3 to register the resale of the Shares as required by the Tamir Purchase Agreement.

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On September 26, 2020, we entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Orgenesis Merger Sub, Inc., a Delaware corporation and our wholly-owned subsidiary (“Merger Sub”), Koligo Therapeutics Inc., a Kentucky corporation (“Koligo”), the shareholders of Koligo (collectively, the “Shareholders”) and Long Hill Capital V, LLC, solely in its capacity as the representative, agent and attorney-in-fact of the Shareholders. The Merger Agreement provided for the acquisition of Koligo by us through the merger of Merger Sub with and into Koligo, with Koligo surviving as our wholly-owned subsidiary (the “Merger”). The Merger closed on October 15, 2020.

Koligo’s operations include (a) the manufacture and sale of KYSLECEL® (autologous pancreatic islets) for chronic and acute recurrent pancreatitis diseases in the United States; (b) development and commercialization of the Tissue Genesis Icellator® platform, a cell isolation system acquired by Koligo from Tissue Genesis, LLC prior to our acquisition of Koligo; and (c) preclinical development of the “3D-V” technology platform, a system exclusively licensed by Koligo from the University of Louisville Research Foundation intended for the revascularization and 3D printing of cell and tissue for transplant applications. Koligo maintains facilities in Indiana and Texas.

The Tissue Genesis assets acquired by Koligo included the entire inventory of Tissue Genesis Icellator® devices, related kits and reagents, a broad patent portfolio to protect the technology, registered trademarks, clinical data, and existing business relationships for commercial and development stage use of the Icellator technology.

Pursuant to the terms of the Merger Agreement, an aggregate of 2,061,713 shares of our common stock were issued to Koligo’s Shareholders who were accredited investors (with certain Shareholders who were not accredited investors being paid solely in cash in the amount of approximately $20 thousand) in accordance with the terms of the Merger Agreement. In connection with the Merger, we assumed an aggregate of approximately $1.9 million of Koligo’s liabilities, which were substantially all of Koligo’s liabilities at the closing of the Merger. In addition, we issued 66,910 shares to Maxim Group LLC for advisory services in connection with the Merger. In November 2020, we filed a registration statement on Form S-3 to register the resale of 1,425,962 shares of our common stock as required by the Merger Agreement.

In addition, according to the agreement between the parties, we also funded an additional cash consideration of $500 thousand (with $100 thousand of such reducing the ultimate consideration payable to Koligo) for the acquisition of the assets of Tissue Genesis, LLC (“Tissue Genesis”) by Koligo that was consummated on October 14, 2020. The Tissue Genesis assets include the entire inventory of Tissue Genesis Icellator® devices, related kits and reagents, a broad patent portfolio to protect the technology, registered trademarks, clinical data, and existing business relationships for commercial and development stage use of the Icellator technology. The Icellator device is already commercially available in Korea and the Bahamas, and is expected to gain regulatory approval in Japan during the first quarter of 2021, subject to completion of manufacturing tests requested by the Japanese Pharmaceutics and Medical Devices Agency. Tissue Genesis already initiated U.S. FDA IDE Phase 1 pilot trials SVF cells in the treatment of erectile dysfunction, critical limb ischemia, tissue repair, and other therapeutic indications.

Corporate Information

We were incorporated in the state of Nevada on June 5, 2008 under the name Business Outsourcing Services, Inc. Effective August 31, 2011, we completed a merger with our subsidiary, Orgenesis Inc., a Nevada corporation, which was incorporated solely to effect a change in its name. As a result, we changed our name from “Business Outsourcing Services, Inc.” to “Orgenesis Inc.”

Our website address is www.orgenesis.com. The information contained on, or that can be accessed through, our website does not constitute part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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Our executive offices are located at 20271 Goldenrod Lane, Germantown, MD 20876, and our telephone number is (480) 659-6404.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $100,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

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RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Forward-looking statements made in this prospectus include statements about:

Corporate and Financial

●	our ability to increase revenues;

●	our ability to achieve profitability;

●	our ability to manage our research and development programs that are based on novel technologies;

●	our ability to grow the size and capabilities of our organization through further collaboration and strategic alliances to expand our point-of-care cell therapy business;

●	our ability to control key elements relating to the development and commercialization of therapeutic product candidates with third parties;

●	our ability to manage potential disruptions as a result of the coronavirus outbreak;

●	our ability to manage the growth of our company;

●	our ability to attract and retain key scientific or management personnel and to expand our management team;

●	the accuracy of estimates regarding expenses, future revenue, capital requirements, profitability, and needs for additional financing; and

●	our belief that our therapeutic related developments have competitive advantages and can compete favorably and profitably in the cell and gene therapy industry.

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Cell & Gene Therapy Business (“CGT”)

●	our ability to adequately fund and scale our various collaboration, license, partnership and joint venture agreements for the development of therapeutic products and technologies;

●	our ability to advance our therapeutic collaborations in terms of industrial development, clinical development, regulatory challenges, commercial partners and manufacturing availability;

●	our ability to implement our point-of-care cell therapy (“POC”) strategy in order to further develop and advance autologous therapies to reach patients;

●	expectations regarding our ability to obtain additional and maintain existing intellectual property protection for our technologies and therapies;

●	our ability to commercialize products in light of the intellectual property rights of others;

●	our ability to obtain funding necessary to start and complete such clinical trials;

●	our ability to further our CGT development projects, either directly or through our JV partner agreements, and to fulfill our obligations under such agreements;

●	our belief that our systems and therapies are as at least as safe and as effective as other options;

●	our Subsidiary’s relationship with Tel Hashomer Medical Research Infrastructure and Services Ltd. (“THM”) and the risk that THM may cancel or, at the very least continue to challenge, the License Agreement with Orgenesis Ltd. as we continue to expand our focus to other therapies;

●	our license agreements with other institutions;

●	expenditures not resulting in commercially successful products;

●	our dependence on the financial results of our POC business; and

●	our ability to grow our POC business and to develop additional joint venture relationships in order to produce demonstrable revenues.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2020, any of which may cause our Company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks may cause the Company’s or its industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. The Company is under no duty to update any forward-looking statements after the date of this prospectus to conform these statements to actual results.

You should also consider carefully the statements set forth in the sections titled “Risk Factors” or elsewhere in this prospectus, in the accompanying prospectus and in the documents incorporated or deemed incorporated herein or therein by reference, which address various factors that could cause results or events to differ from those described in the forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We have no plans to update these forward-looking statements.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, our research and development programs and the development of new programs, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

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PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to the prevailing market prices; or

●	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make re-sales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on The Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consists of 145,833,334 shares of common stock, $0.0001 par value per share. As of March 26, 2021, there were 24,411,791 shares of our common stock outstanding.

The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws, the applicable provisions of the Nevada Revised Business Corporations Act, and the agreements described below. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our certificate of incorporation and bylaws, Nevada law and such agreements. For information on how to obtain copies of our certificate of incorporation, bylaws and such agreements, which are exhibits to the registration statement of which this prospectus is a part, see the section entitled “Where You Can Find More Information.”

Common Stock

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. Except as otherwise required by law the holders of our common stock possess all voting power. According to our bylaws, in general, each director is to be elected by a majority of the votes cast with respect to the directors at any meeting of our stockholders for the election of directors at which a quorum is present. According to our bylaws, in general, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter (which shares voting affirmatively also constitute at least a majority of the required quorum), except for the election of directors, is to be the act of our stockholders. Our bylaws provide that stockholders holding at least 33.3% of the shares entitled to vote, represented in person or by proxy, constitute a quorum at the meeting of our stockholders. Our bylaws also provide that any action which may be taken at any annual or special meeting of our stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

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Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors. Because the holders of our common stock do not have cumulative voting rights and directors are generally to be elected by a majority of the votes casts with respect to the directors at any meeting of our stockholders for the election of directors, holders of more than fifty percent, and in some cases less than 50%, of the issued and outstanding shares of our common stock can elect all of our directors.

Dividend Rights

The holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. We do not anticipate that dividends will be paid in the foreseeable future.

Miscellaneous Rights and Provisions

In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of our common stock is entitled to share ratably in any assets available for distribution to holders of our common stock after satisfaction of all liabilities.

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Our common stock, after the fixed consideration thereof has been paid or performed, are not subject to assessment, and the holders of our common stock are not individually liable for the debts and liabilities of our company.

Our bylaws provide that our board of directors may amend our bylaws by a majority vote of our board of directors including any bylaws adopted by our stockholders, but our stockholders may from time to time specify particular provisions of these bylaws, which must not be amended by our board of directors. Our current bylaws were adopted by our board of directors. Therefore, our board of directors can amend our bylaws to make changes to the provisions relating to the quorum requirement and votes requirements to the extent permitted by the Nevada Revised Statutes.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest of certain Nevada corporations. These provisions provide generally that any person or entity that acquires in excess of a specified percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares of which such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

1.	20% or more but less than 33 1/3%;

2.	33 1/3% or more but less than or equal to 50%; or

3.	more than 50%.

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The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

1.	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

2.	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record who have addresses in Nevada appearing on the stock ledger of our company nor do we conduct any business in Nevada, either directly or through an affiliated corporation. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing the combination of any Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of March 26, 2021, we had approximately 206 stockholders of record. Therefore, we believe that these provisions do not apply to us and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may also have the effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

1.	the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher; or

2.	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

1.	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

2.	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

3.	representing 10% or more of the earning power or net income of the corporation.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securities Transfer Corporation located at 2591 Dallas Parkway, Suite 102, Frisco, TX 75034.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture will provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture will limit the amount of debt securities that may be issued thereunder, and each indenture will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;

●	the aggregate principal amount and any limit on the amount that may be issued;

●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

●	the maturity date and the date or dates on which principal will be payable;

●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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●	the terms of the subordination of any series of subordinated debt;

●	the place or places where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

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Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of Nevada, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to our stockholders to purchase shares of our common stock. We may offer warrants separately or together with one or more debt securities, common stock or rights, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the warrant to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrant, warrant agreement or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and warrant certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the warrants being issued:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

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●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise warrants as described in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the warrants issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Warrant Agent

The warrant agent for any warrants we offer will be set forth in the applicable prospectus supplement.

Outstanding Warrants and Options

As of March 26, 2021, we had outstanding warrants to purchase an aggregate of 5,165,510 shares of our common stock having a per share exercise price ranging between $3.14 and $11.19 These warrants have a three-year term, the latest expiring on February 1, 2023. In addition, as of such date we also had outstanding options issued to employees and other service providers for an aggregate of 3,434,858 shares of our common stock having a share exercise price ranging between $0.0012 and $16.8.

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DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

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Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, one or more debt securities, warrants or rights for the purchase of common stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, debt security, warrant or right included in each unit, as applicable.

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Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.orgenesis.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

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INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 9, 2021;

●	the description of our Common Stock which is filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020, including all amendments or reports filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-38416.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Orgenesis Inc., Attention: Corporate Secretary, 20271 Goldenrod Lane, Germantown MD 20876 or call (480) 659-6404.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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